EXHIBIT 2

            Consent of Morgan Grenfell Investment Management Limited


                  The undersigned agrees that the Schedule 13G/A executed by Deutsche Bank AG to which this statement is attached as an exhibit is filed on behalf of Deutsche Bank AG, Morgan Grenfell Asset Management Limited and Morgan Grenfell Investment Management Limited pursuant to Rule 13d-1(f)(1) of the Securities Exchange Act of 1934.

Dated:  January 29, 1999



                              MORGAN GRENFELL INVESTMENT MANAGEMENT LIMITED



                              By: /s/ William Slattery
                                 -------------------------
                                 Name:   William Slattery
                                 Title:  Head of Business Risk